Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this Joint Filing Agreement be included as an exhibit to this Schedule 13D.  Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement on Schedule 13D.

In evidence whereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of February 12, 2010.

PAR INVESTMENT PARTNERS

By: PAR Group, L.P., its General Partner

By PAR Capital Management, Inc., its General Partner

By:

/s/ Gina DiMento

Name: Gina DiMento

Title: General Counsel

PAR GROUP, L.P.

By PAR Capital Management, Inc., its General Partner

By:

/s/ Gina DiMento

Name: Gina DiMento

Title: General Counsel

PAR CAPITAL MANAGEMENT, INC.

By:

/s/ Gina DiMento

Name: Gina DiMento

Title: General Counsel